T. ROWE PRICE QUANTITATIVE MANAGEMENT FUNDS, INC.

ARTICLES SUPPLEMENTARY

CLASSIFYING AUTHORIZED STOCK

 T. Rowe Price Quantitative Management Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

 FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth of the Charter of the Corporation, the Board of Directors has duly classified a number of shares of its unissued Common Stock (determined in connection with the SECOND paragraph below) into three (3) new series and seven (7) new classes of Common Stock to be designated the T. Rowe Price QM Global Equity Fund, T. Rowe Price QM Global Equity Fund—Advisor Class, T. Rowe Price QM Global Equity Fund—I Class, T. Rowe Price QM U.S. Small-Cap Growth Equity Fund—I Class, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund—Advisor Class, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund—I Class, T. Rowe Price QM U.S. Value Equity Fund, T. Rowe Price QM U.S. Value Equity Fund—Advisor Class, and T. Rowe Price QM U.S. Value Equity Fund—I Class.

 SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 1,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the respective dates indicated in the parentheses following the name of the series and classes: T. Rowe Price QM U.S. Small-Cap Growth Equity Fund (April 22, 1997); and T. Rowe Price QM Global Equity Fund, T. Rowe Price QM Global Equity Fund—Advisor Class, T. Rowe Price QM Global Equity Fund—I Class, T. Rowe Price QM U.S. Small-Cap Growth Equity Fund—I Class, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund—Advisor Class, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund—I Class, T. Rowe Price QM U.S. Value Equity Fund, T. Rowe Price QM U.S. Value Equity Fund—Advisor Class, and T. Rowe Price QM U.S. Value Equity Fund—I Class (February 24, 2016). Each such series and/or classes shall consist, until further changed, of the lesser of (x) 1,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series and/or classes. All shares of each series and/or classes have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series and/or classes.

 THIRD: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation. These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

 IN WITNESS WHEREOF, T. Rowe Price Quantitative Management Funds, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on December 10, 2015.

WITNESS:	T. ROWE PRICE QUANTITATIVE MANAGEMENT FUNDS, INC.
/s/Patricia B. Lippert __________________________ Patricia B. Lippert, Secretary	/s/Darrell N. Braman By:_________________________________ Darrell N. Braman, Vice President

 THE UNDERSIGNED, Vice President of T. Rowe Price Quantitative Management Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/Darrell N. Braman

____________________________

Darrell N. Braman, Vice President

Agmts\ArtSuppDSG-QMFds.doc